SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K/A


   AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K Filed with the
     Securities and Exchange Commission on February 15, 1994.


                           SPARTECH CORPORATION

      (Exact name of registrant as specified in its charter)


                          AMENDMENT NO. 1

     This amendment to Form 8-K, filed with the Securities and Exchange Commission on February 15, 1994, is submitted to file certain financial statements and Pro forma financial statements concerning Spartech Corporation's February 2, 1994 acquisition of the net assets of Product Components, Inc. (PROCOM).

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

       (i) Included herein are the following financial statements of Product Components, Inc.:

           - Product Components, Inc, audited balance sheets as of May 31, 1993 and 1992, and the related statements of income and retained earnings and cash flows for the years then ended.
           - Product Components, Inc. audited balance sheets as of May 31, 1992 and 1991, and the related statements of income and retained earnings and cash flows for the years then ended.
           - Product Components, Inc. condensed unaudited balance sheet as of November 30, 1993 and audited balance sheet as of May 31, 1993 and the unaudited condensed statements of income and cash flows for the six month periods ended November 30, 1993 and November 30, 1992.

     (b) Pro Forma Financial Information.

       (i) Spartech Corporation Pro forma consolidated condensed balance sheet as of January 29, 1994 and Pro forma consolidated condensed statement of operations for the fiscal year ending October 29, 1993 and for the thirteen weeks ending January 29, 1994.
                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SPARTECH CORPORATION



Date   4/18/94                     By /S/ David B. Mueller
                                      David B. Mueller
                                      Vice President of Finance and
                                      Chief Financial Officer

                     PRODUCT COMPONENTS, INC.
                   AUDITED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MAY 31, 1993 AND 1992

GEO. S. OLIVE & CO.
Certified Public Accountants
808 South "A" Street
Richmond, IN  47374-5576
(317)966-8341


                   INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Product Components, Inc.
Richmond, Indiana


We have audited the accompanying balance sheet of Product Components, Inc. as of May 31, 1993 and 1992, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Product Components, Inc. at May 31, 1993 and 1992, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




Geo. S. Olive & Co.
Richmond, Indiana
July 30, 1993
                     PRODUCT COMPONENTS, INC.

             Statement of Income and Retained Earnings


                                               Year Ended May 31
                                               1993          1992

GROSS SALES                               $ 36,967,316  $ 20,292,259

 Less:
  Returns and allowances:
    Elkhart                                    469,262           ---
    Other locations                            524,557       321,895
  Customer furnished materials               2,408,340     1,954,875
                                             3,402,159     2,276,770

NET SALES                                   33,565,157    18,015,489

COST OF GOODS SOLD                          29,054,124    15,155,272

GROSS PROFIT                                 4,511,033     2,860,217

OPERATING EXPENSE                            4,107,215     2,366,169

   Operating income                            403,818       494,048

OTHER INCOME (EXPENSE)
 Interest income                                44,419        33,347
 Interest expense                           (  319,119)   (  216,769)
 Sundry income                                   5,712           634
                                            (  268,988)   (  182,788)

INCOME BEFORE INCOME TAXES                     134,830       311,260

INCOME TAX                                      67,960       105,631

NET INCOME                                      66,870       205,629

   RETAINED EARNINGS, BEGINNING OF YEAR        612,715       407,086

     RETAINED EARNINGS, END OF YEAR       $    679,585  $    612,715


See notes to financial statements.

                     PRODUCT COMPONENTS, INC.

                           Balance Sheet

                    ASSETS                           May 31
                                                1993        1992
CURRENT ASSETS:
  Cash                                     $     1,137  $    1,000
  Accounts receivable:
    Trade--less allowance for doubtful accounts
     of $54,000 and $23,000                  5,386,506   3,651,422
    Related party                              460,636     409,188
    Employees                                    6,847       3,933
  Notes receivable                             162,333      88,947
  Inventories                                3,761,925   1,447,115
  Prepaid expenses                              49,124      21,562

    Total current assets                     9,828,508   5,623,167

PROPERTY AND EQUIPMENT                       1,532,986   1,405,703

OTHER ASSETS:
  Lease deposits                                58,066      39,316
  Elkhart facility startup expenses, net of
    accumulated amortization of $2,120         112,852         ---
  Unamortized bond issue costs                     736       1,539
  Deferred income taxes                         35,146         969
                                               206,800      41,824

                                           $11,568,294  $7,070,694
        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Excess of outstanding checks over bank
    balance                                $   346,761  $  613,293
  Note payable, bank                           471,828         ---
  Note payable                                     ---     224,491
  Current maturities of long-term debt          77,473      92,465
  Accounts payable--trade                    5,598,570   2,692,405
  Employees' withholdings                      105,521      37,166
  Accrued expenses                             508,903     534,292
                                             7,109,056   4,194,112
  Revolving Loan                             3,765,739   2,165,707

     Total current liabilities              10,874,795   6,359,819

LONG-TERM DEBT--net of current maturities        7,330      91,576
STOCKHOLDERS' EQUITY:
  Common stock--$100 par value:
  Authorized--100 shares
  Issued and outstanding--31 shares              3,100       3,100
 Additional paid-in capital                      3,484       3,484
 Retained earnings                             679,585     612,715
                                               686,169     619,299

                                           $11,568,294  $7,070,694
See notes to financial statements.
                     PRODUCT COMPONENTS, INC.

                      Statement of Cash Flows


                                             Year Ended May 31
                                             1993         1992

OPERATING ACTIVITIES:
  Net Income                             $    66,870  $   205,629
  Adjustments to reconcile net income to
    net cash used by operating activities:
    Depreciation and amortization            348,453      344,196
    Provision for doubtful accounts          336,059       56,921
    Deferred income taxes                 (   34,177)  (    8,034)
    Changes in assets and liabilities:
      Accounts receivable, trade          (2,091,253)  (1,229,340)
      Accounts receivable, related party
        and employees                     (   54,362)  (  243,302)
      Inventories                         (2,314,810)  (  391,829)
      Lease deposits                      (   18,750)  (    1,032)
      Prepaid expenses                    (   27,562)      23,645
      Accounts payable--trade              2,906,165      841,224
      Employees' withholdings                 68,355        9,003
      Accrued expenses                    (   25,389)     170,371
    Net cash used by operating activitie  (  840,401)  (  222,548)

INVESTING ACTIVITIES:
  Purchases of property and equipment ( 472,813) ( 446,209) Elkhart facility startup costs of acquiring
    new manufacturing facility            (  114,972)         ---
  Additions to notes receivable           (  192,065)  (  151,781)
  Collections on notes receivable            118,679      103,449
    Net cash used by investing activitie  (  661,171)  (  494,541)

FINANCING ACTIVITIES:
  Net increase in revolving loan           1,600,032      187,950
  Proceeds from short-term borrowings        500,000          ---
  Reduction of short-term debt            (  232,553)         ---
  Reduction of long-term debt             (   99,238)  (  119,808)
  Excess of outstanding checks over bank
    balance                               (  266,532)     613,293
    Net cash provided by financing
      activities                           1,501,709      681,435
INCREASE (DECREASE) IN CASH                      137   (   35,654)

     CASH, BEGINNING OF YEAR                   1,000       36,654

     CASH, END OF YEAR                   $     1,137  $     1,000
SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                 $   307,966  $   219,564
  Cash paid for income taxes                 181,557       36,856
  Reduction of note payable by return of
    certain accounts receivable               20,110          ---
See notes to financial statements.

PRODUCT COMPONENTS, INC.

                   Notes to Financial Statements

NOTE 1--SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES

General:
The primary business activity of Product Components, Inc. (PROCOM) is the development, marketing, sale and extrusion of sheet, roll stock and various products through the extrusion process from plastic polymer and proprietary reclaimed rubber products. PROCOM manufactures this product from locations in Richmond and Elkhart, Indiana and in Clare, Michigan. Customers are located in various geographical areas of the United States while some new international markets are being developed and expected to grow.

Inventories:
Substantially all raw materials are valued at the lower of actual cost on the first-in, first-out (FIFO) method or market. Finished goods are valued at estimated costs which approximate the lower of cost, determined by the FIFO method, or market.

Property and Equipment:
PROCOM provides for depreciation on the historical cost basis. Expenditures for additions, improvements and replacements are added to the property and equipment accounts. Repairs and maintenance are charged to expense as incurred. Upon sale of equipment, the values are eliminated from the respective accounts and the resulting gain or loss is included in current income.

PROCOM provides for depreciation using the straight-line method for financial accounting purposes. Accelerated methods are used for income tax purposes.

Bond Issue Costs:
Costs incurred in connection with the issuance of economic development revenue bonds have been deferred and are amortized on a straight-line basis over a period of ten years.

Bad Debts:

The Company uses the reserve method of accounting for bad debts on receivables.

Organizational Costs:

The Company has facility startup costs of $114,972 associated with its acquisition of the Elkhart, Indiana equipment. Amortization is computed using the straight-line method over a five-year life.

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


NOTE 2--INCOME TAXES:

The components of income taxes are as follows:
                                                1993      1992
Federal:
  Current                                   $  57,875   $ 73,433
  Deferred                                    (34,177)   ( 8,034)
State                                          44,262     40,232

                                            $  67,960   $105,631

Following is a reconciliation of income tax expense as compared to the federal statutory rate:
                                               1993       1992

Federal tax expense at statutory rate(34%) $  45,842    $105,828
Tax effect of:
  Investment tax credits                         ---     (28,260)
  Graduated tax rates                        (10,008)    ( 2,681)
  Other                                        2,913       4,191
State income tax, net of federal effect       29,213      26,553

                                           $  67,960    $105,631

PROCOM provides for deferred income taxes to give recognition to timing differences between financial statements pretax income and taxable income. Deferred taxes applicable to timing differences relate primarily to differences in methods of book depreciation and tax depreciation and when bad debts are deductible for book purposes as compared to tax purposes. Beginning in the year ended May 31, 1993, there are timing differences between when accrued property taxes may be deducted for book purposes versus tax purposes.

Deferred income taxes have been partially absorbed by tax credits utilized for accounting purposes. When these credits are utilized for tax purposes, in future years, the deferred income tax liability will be reinstated for the applicable timing differences.

For tax purposes only, investment tax credits in the amount of $7,188 are available to reduce future federal income taxes. The expiration date of such unused carryforwards on a tax basis is May 31, 2001.

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


In February, 1992, the Financial Accounting Standards Board (the
FASB) issued Statement No. 109 (SFAS 109) on accounting for income taxes which requires an asset and liability approach rather than the current method which uses the income statement approach. This Statement is effective for the fiscal year ending May 31, 1994, but earlier application is permitted. The changes required by SFAS 109 are not expected to have a material impact on the Company's financial position.

At May 31, 1993, the Company had a minimum tax credit carryforward of $77,180 for income tax purposes. The minimum tax credit is available to reduce the excess of regular tax over alternative minimum tax in future years.


NOTE 3--INVENTORIES:

The inventories by classification are as follows:

                                                    May 31
                                              1993         1992

Raw Materials                              $3,277,295   $1,233,510
Work in process                                61,263       61,373
Finished goods                                423,367      152,232

                                           $3,761,925   $1,447,115


NOTE 4--PROPERTY AND EQUIPMENT:

The property and equipment by classification is as follows:

                                                    May 31
                                              1993         1992

Leasehold improvements                     $  219,155   $  205,833
Machinery and equipment                     3,464,675    3,104,788
Transportation equipment                       80,648       73,648
Office furniture and equipment                331,161      238,558
                                            4,095,639    3,622,827
  Deduct:  Accumulated depreciation         2,562,653    2,217,124

                                           $1,532,986   $1,405,703


NOTE 5--NOTE PAYABLE, BANK:

Note payable, bank is comprised of a $471,828 note to Star Bank.  The note is secured by machinery and equipment and the personal guaranty of a stock-holder and bears interest at 1% over Star Bank
Cincinnati's base rate.

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


NOTE 6--REVOLVING LOAN:

PROCOM may borrow the lesser of a $4,000,000 credit limitation or the sum of 85% of eligible accounts receivable plus 50% of eligible inventory (with a sublimit of $600,000 of eligible inventory), on their line of credit with National City Bank, Kentucky. Interest is payable on the average daily cash advance outstanding at 2% in excess of the New York prime rate. under certain conditions, a termination charge of $500 per month is payable should the borrower terminate the loan agreement without giving appropriate notice. The note is secured by accounts receivable, inventories, certain machinery and equipment and the $250,000 personal guaranty of a stockholder.


NOTE 7--LONG-TERM DEBT:

                       Interest   Due   Monthly        May 31
                         Rate     Date  Payment     1993     1992
City of Richmond, Indiana
 Economic Development
 Revenue Bonds, Series D (1) Jun.,1994 $7,372(2) $84,803  $163,203
Star Bank, NA, Richmond,
 Indiana (4)             (3) Oct.,1992  3,792(5)     ---    20,838
                                                  84,803   184,041
 Deduct current maturities                        77,473    92,465

                                                 $ 7,330  $ 91,576

     (1) 75% of the base rate announced by Star Bank, NA, Richmond, Indiana, adjusted quarterly. Maximum interest may not exceed 30% per annum.
     (2)  Includes interest, adjusted quarterly.
     (3)  1% above bank's base rate, adjusted daily.
     (4) Secured by all machinery and equipment and personal guarantee of a stockholder.
     (5) Includes interest, adjusted annually with a balloon payment due at maturity.

The future maturities of long-term debt are as follows:

     Year ending
       May 31:
       1995                                       $7,330

In May, 1984, PROCOM and two of its stockholders borrowed $1,400,000 under the terms of an Economic Development Revenue Bond Issue to finance the acquisition of land, buildings and equipment.
PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Although PROCOM and its stockholders have jointly and severally guaranteed the payment of the entire bond issue, PROCOM's direct liability pertains specifically to Series D bonds in the amount of $84,803 and $163,203 at May 31, 1993 and 1992. Series A, B and C
bonds are the direct liability of two of the stockholders. The entire bond issue is secured by a first mortgage on real estate and a security interest in certain equipment. The real estate is owned by two of PROCOM's stockholders and is leased by PROCOM. Ownership of the equipment is divided among PROCOM and the same two stock-holders.

The bonds are divided into four series as follows:

                        Current
                       Variable  Current
                       Interest  Monthly   Due          May 31

Series                   Rate    Payment   Date      1993      1992

  A . . . . . . . .     7.875%   $4,582   6-01-04  $405,657  $427,738

  B . . . . . . . .     7.875     1,684   6-01-94    20,916    38,707
  C . . . . . . . .     7.875     1,684   6-01-94    20,916    38,707
  D . . . . . . . .     7.875     7,372   6-01-94    84,803   163,203

                                                   $532,292  $668,355


NOTE 8--RELATED PARTY TRANSACTIONS:

PROCOM had transactions with the following related parties:

PCI Manufacturing, Inc. (PCI) - 10% owned by Claude Cason, Jr. (CC Jr.) and 90% owned by Wilma Cason
C.C.E., Inc. - 50% owned by CC Jr. and 50% owned by Wilma Cason Injectech Corporation - 50% owned by CC Jr. and 50% owned by a third party
Aeroplus, Inc. - 50% owned by CC Jr. and 50% owned by a third party Georgco - 100% owned by CC Jr. for 1993; and 50% owned by CC Jr. and
          50% owned by a third party for 1992
CC Jr. - owns 93.6% of PROCOM stock
Wilma Cason - owns 3.2% of PROCOM stock
Mrs. CC Jr. - owns 3.2% of PROCOM stock

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Aeropro, a division of Injectech Corporation, manufactures product from extruded plastic product (plastic sheet) produced by and purchased from PROCOM. Income and expense reported by PROCOM related to transactions with Injectech Corporation were:

                                                       May 31
                                                    1993        1992

Income:
  Sales                                        $ 749,547  $1,113,174
  Leases                                             ---         246
  Interest income                                 38,002      16,498
Inventory purchases                                  ---      36,528
Building rent                                     20,000         ---
Auto lease                                         4,664         ---

Other related party expenses which have an effect on the operations of PROCOM are summarized below:
                                                  1993        1992
Building rent:
  CC Jr.                                       $  54,654  $   58,765
  Claude Cason, Sr. (CC Sr.)                      57,667      54,655
  C.C.E., Inc.                                    19,854       1,652
Equipment leases:
 PCI                                              53,484      53,493
  C.C.E., Inc.                                   168,977      33,557
   CC Jr.                                        127,074     127,074
  CC Sr.                                          24,000      24,000
Office space rent:
  C.C.E., Inc.                                    10,800      10,800
Auto lease:
  CC Jr.                                          21,177      21,282
  Mrs. CC Jr.                                      5,607      11,766
Trailer rent--CC Jr.                               2,400       3,200
Tractor leasing--CC Jr.                            6,300      11,550
Van trailer--CC Jr.                                2,216       2,216
Aircraft lease--Aeroplus, Inc.                    10,326       9,780
Loan guarantee fees--CC Sr.                       12,000      12,000

Total rent expense for related parties was $589,199 and $423,790 for 1993 and 1992.
PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Included in the balance sheet are the following amounts applicable to the above mentioned related parties:

                                                         May 31
                                                     1993       1992

Accounts receivable--Injectech Corporation       $ 459,810  $ 380,105
Accounts receivable--Georgco                           ---     28,463
Note receivable--Aeroplus, Inc.                        826        620
Lease deposits:
  CC Jr.                                            36,553     36,553
  Mrs. CC Jr.                                          331        331

PROCOM and its stockholders have jointly and severally guaranteed the payment of an installment obligation of PCI in the amount of $33,875 and $61,280 at May 31, 1993 and 1992. PCI's ability to meet its obligation is substantially dependent upon receipt of equipment lease income from PROCOM.


NOTE 9--OTHER LEASE COMMITMENTS

PROCOM leased certain delivery equipment under the terms of an operating lease which expires in June, 1994. Minimum annual lease payments of $51,411 and $50,623 for 1993 and 1992, were paid in addition to a milage charge. Milage charges were approximately $30,000 for 1993 and $22,000 for 1992. Total rent expense for other lease commitments was $169,813 and $72,498 for 1993 and 1992.

Future minimum lease commitments are as follows:

     Years ending
       May 31:
       1994                                                $51,456
       1995                                                  4,288



NOTE 10--EMPLOYEE INSURANCE OBLIGATION

PROCOM has adopted a plan of self-insuring employee group medical insurance. Stop loss insurance policies in force limit PROCOM's annual liability generally at $25,000 per individual and at approximately $349,000 in the aggregate with a maximum life-time insurance coverage of $1,000,000 per individual. Benefits are charged to expense when paid. No provisions has been made in these financial statements to recognize benefits, if any, to be paid in future periods.
PRODUCT COMPONENTS, INC.
Notes to Financial Statements


NOTE 11--MAJOR CUSTOMERS:

There were no major customers for the year ended May 31, 1993. One customer accounted for approximately $2,332,108 of sales during the year ended May 31, 1992.


NOTE 12--ACQUISITION OF ADDITIONAL OPERATING FACILITY:

On May 1, 1992, PROCOM acquired the accounts receivable and inventory of the Clare, Michigan facility of Durakon Industries, Inc. (Durakon). PROCOM acquired the accounts receivable by executing a promissory note in the principal amount of $224,491 with interest on the unpaid principal balance at 1/2% over the Manufacturers Bank, N.A. prime rate payable in ten monthly installments of $20,438 each beginning May 31, 1992.

C.C.E., Inc., a related party, acquired the real estate and equipment of Durakon's Clare, Michigan facility. PROCOM operates this facility and leases the real estate and equipment from C.C.E., Inc.


NOTE 13--SUBSEQUENT EVENT:

Subsequent to the year ended May 31, 1993, PROCOM acquired equipment for a new manufacturing facility in Elkhart, Indiana at a cost of $1,455,000. PROCOM has elected to amortize certain startup costs associated with the acquisition. These deferred costs are classified as long-term assets on the balance sheet at May 31, 1993.


NOTE 14--ELKHART OPERATION (UNAUDITED):

During the year ended May 31, 1993, PROCOM paid a material conversion fee, which management estimated to be approximately $841,000 in excess of its standard processing rates, to manufacture products at the Elkhart facility. PROCOM experienced losses in the approximate amount of $500,000 as a result of quality problems and collection problems associated with the Elkhart subcontractor relationship. These costs were to have been reimbursed by the subcontractor but were not as a result of the subcontractor's insolvency. These costs have been included in the total results of operations on the Statement of Income and Retained Earnings.

                     PRODUCT COMPONENTS, INC.
                   AUDITED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MAY 31, 1992 AND 1991
GEO. S. OLIVE & CO.
Certified Public Accountants
808 South "A" Street
Richmond, IN  47374-5576
(317)966-8341


                   INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Product Components, Inc.
Richmond, Indiana


We have audited the accompanying balance sheet of Product Components, Inc. as of May 31, 1992 and 1991, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Product Components, Inc. as of May 31, 1992 and 1991, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



Geo. S. Olive & Co.
Richmond, Indiana
November 4, 1992
                     PRODUCT COMPONENTS, INC.

           Statement of Operations and Retained Earnings


                                             Year Ended May 31
                                             1992          1991

GROSS SALES                             $ 20,292,259  $ 18,476,572
 Less:
  Returns and allowances                     321,895       159,982
  Customer furnished material              1,954,875     2,094,747
                                           2,276,770     2,254,729


NET SALES                                 18,015,489    16,221,843

COST OF GOODS SOLD                        15,155,272    14,087,552

GROSS PROFIT ON SALES                      2,860,217     2,134,291

OPERATING EXPENSES:
 Shipping                                    845,282       608,335
 Selling                                     838,729       601,217
 Information services                         42,359        38,335
 General and administrative                  639,799       459,970
                                           2,366,169     1,707,857

INCOME FROM OPERATIONS                       494,048       426,434

OTHER INCOME (EXPENSE)
 Interest income                              33,347        27,514
 Lease income                                    531        10,762
 Sundry income                                   103         3,303
 Gain on sale of property and equipment          ---           579
 Interest expense                        (   216,769)  (   254,121)
 Research and Development--Promat
   Division--note 9                               ---   (   150,334)
                                          (   182,788)  (   362,297)

INCOME BEFORE INCOME TAXES                    311,260        64,137

INCOME TAX--note 2                            105,631        18,885

NET INCOME                                    205,629        45,252

   RETAINED EARNINGS, BEGINNING OF YEAR       407,086       361,834

     RETAINED EARNINGS, END OF YEAR      $    612,715  $    407,086


See notes to financial statements.

                     PRODUCT COMPONENTS, INC.

                           Balance Sheet


                                               Year Ended May 31
                                               1992        1991
                    ASSETS

CURRENT ASSETS:
  Cash                                     $    1,000  $   36,654
  Accounts receivable--note 4:
    Trade--net allowance for losses
     of $23,000 and $24,000                 3,651,422   2,479,003
    Related party--note 6                     409,188     168,411
    Employees                                   3,933       1,408
  Notes receivable                             88,947      40,615
  Inventories--notes 3 and 4                1,447,115   1,055,286
  Prepaid expenses                             21,562      45,207

    Total current assets                    5,623,167   3,826,584

PROPERTY AND EQUIPMENT--notes 4 and 5:
  Leasehold improvements                      205,833     198,600
  Machinery and equipment                   3,104,788   2,732,648
  Transportation equipment                     73,648      58,907
  Office furniture and equipment              238,558     186,463
                                            3,622,827   3,176,618
    Deduct:  Accumulated depreciation       2,217,124   1,873,731
                                            1,405,703   1,302,887
OTHER ASSETS:
  Lease deposits--note 6                       39,316      38,284
  Unamortized bond issue costs                  1,539       2,342
  Deferred income taxes--note 2                   969         ---
                                               41,824      40,626



                                           $7,070,694  $5,170,097


See notes to financial statements.
        LIABILITIES AND STOCKHOLDERS' EQUITY


                                                     May 31
                                               1992         1991

CURRENT LIABILITIES:
  Excess of outstanding checks over bank
          balance                           $  613,293   $      ---
  Accounts payable                           2,692,405    1,851,181
  Note payable--note 11                        224,491          ---
  Current maturities of long-term debt          92,465      112,493
  Employees' withholdings                       37,166       28,163
  Accrued expenses:
    Interest                                    15,591       18,386
    Property taxes                             132,960      101,262
    Salaries and wages                         284,882      219,874
    Payroll taxes                                5,165        5,514
    Income taxes                                95,694       18,885
                                             4,194,112    2,355,758
  Revolving Loan--note 4                     2,165,707    2,202,248

     Total current liabilities               6,359,819    4,558,006

LONG-TERM DEBT--net of current maturities
                  note 5                        91,576      191,356

DEFERRED INCOME TAXES--note 2                      ---        7,065

STOCKHOLDERS' EQUITY:
  Common stock--$100 par value:
    Authorized--100 shares
    Issued and outstanding--31 shares            3,100        3,100
  Additional paid-in capital                     3,484        3,484
  Retained earnings                            612,715      407,086
                                               619,299      413,670

                                            $7,070,694   $5,170,097

                     PRODUCT COMPONENTS, INC.

                      Statement of Cash Flows


                                          Year Ended May 31
                                             1992        1991

OPERATING ACTIVITIES:
  Net Income                            $   205,629   $ 45,252
  Items not affecting net cash provided
    (used) by operating activities:
    Depreciation and amortization           344,196     334,231
    Provision for losses on accounts
      receivable                             40,902      28,575
    Gain on sale of property and equipment      ---   (    579)
    Deferred income tax                  (    8,034)        ---
  Changes in:
    Accounts receivable                  (1,456,623)    243,973
    Inventories                          (  391,829)    318,209
    Prepaid expenses                         23,645   (  1,094)
    Deposits                             (    1,032)  (  1,425)
    Federal and state income tax receivable     ---      17,282
    Accounts payable and accrued
      expenses                             1,020,598   (438,370)
      Net cash used by investing
        activities                        (  222,548)   546,054

INVESTING ACTIVITIES:
  Purchases of property and equipment    (  446,209)   (253,681)
  Proceeds from sale of equipment               ---       1,062
  Additions to notes receivable          (  151,781)   (125,465)
  Collections on notes receivable           103,449      84,850
    Net cash used by financing
      activities                           (494,541)  (293,234)

FINANCING ACTIVITIES:
  Principal payments on debt            (  119,808)   (135,182)
  Excess of outstanding checks over bank
    balance                                613,293         ---
  Net increase (decrease) in short-term
    borrowings                             187,950     (144,033)
  Net cash provided (used) by financing
      activities                           681,435   (279,215)

DECREASE IN CASH                        (   35,654)   ( 26,395)

     CASH, BEGINNING OF YEAR                36,654      63,049

     CASH, END OF YEAR                 $     1,000   $  36,654

SUPPLEMENTAL CASH FLOWS INFORMATION:
  Interest Paid                        $   219,564   $ 260,014
  Income taxes paid (refunded)              36,856   ( 17,282)
See notes to financial statements.
                     PRODUCT COMPONENTS, INC.

                   Notes to Financial Statements


NOTE 1--SUMMARY OF SIGNIFICANT
  ACCOUNTING POLICIES:


General:
The primary business activity of Product Components, Inc. (PROCOM) is the conversion of raw plastic to extruded plastic products.
Customers are located in various geographical areas of the United
States while some new international markets are being developed and expected to grow.

Inventories:
Substantially all raw materials are valued at the lower of actual cost on the first-in, first-out (FIFO) method or market. Finished goods are valued at estimated costs which approximate the lower of cost, determined by the FIFO method, or market.

Property and Equipment:
PROCOM provides for depreciation on the historical cost basis. Expenditures for additions, improvements and replacements are added to the property and equipment accounts. Repairs and maintenance are charged to expense as incurred. Upon sale of equipment, the values are eliminated from the respective accounts and the resulting gain or loss is included in current income.

PROCOM provides for depreciation using the straight-line method for financial accounting purposes. Accelerated methods are used for income tax purposes.

Bond Issue Costs:
Costs incurred in connection with the issuance of economic development revenue bonds have been deferred and are amortized on a straight-line basis over a period of ten years.

NOTE 2--INCOME TAXES:

The components of income taxes are as follows:
                                                  1992      1991
Federal:
  Current                                      $ 73,433   $ 11,931
  Deferred                                      ( 8,034)       ---
 State                                           40,232      6,954

                                               $105,631   $ 18,885
PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Following is a reconciliation of income tax expense as compared to the federal statutory rate:
                                                  1992        1991

Federal tax expense at statutory rate (34%)     $105,828   $ 21,807
Tax effect of:
  Investment tax credits                         (28,260)   ( 3,977)
  Graduated tax rates                            ( 2,681)   (10,773)
  Other                                            4,191      7,238
State income tax, net of federal effect           26,553      4,590

                                                $105,631   $ 18,885

PROCOM provides for deferred income taxes to give recognition to timing differences between financial statements pretax income and taxable income. Deferred taxes applicable to timing differences relate primarily to differences in methods of book depreciation and tax depreciation.

Deferred income taxes have been partially absorbed by tax credits utilized for accounting purposes. When these credits are utilized for tax purposes, in future years, the deferred income tax liability will be reinstated for the applicable timing differences.

Investment tax credits are available to reduce future federal income taxes. Expiration of such unused carryforwards at May 31, 1992 on a tax basis is as follows:
                                                  Investment
                                                     Tax
                                                   Credits
Expiration date:

  2000                                             $10,223
  2001                                              16,253

                                                   $26,476

In February, 1992, the Financial Accounting Standards Board (the
FASB) issued Statement No. 109 (SFAS 109) on accounting for income taxes which requires an asset and liability approach rather than the current method which uses the income statement approach. This Statement is effective for the fiscal year ending May 31, 1994, but earlier application is permitted. The changes required by SFAS 109 are not expected to have a material impact on the Company's financial position.

At May 31, 1992, the Company had a minimum tax credit carryforward of $77,142 for income tax purposes. The minimum tax credit is available to reduce the excess of regular tax over alternative minimum tax in future years.
PRODUCT COMPONENTS, INC.
Notes to Financial Statements


NOTE 3--INVENTORIES:

The inventories by classification are as follows:

                                                       May 31

                                                  1992        1991

Raw materials                                  $1,233,510  $  886,436
Work in process                                    61,373      49,157
Finished goods                                    152,232     119,693

                                               $1,447,115  $1,055,286


NOTE 4--REVOLVING LOAN:

PROCOM has entered into a $3,500,000 line-of-credit agreement (including an inventory sublimit of $750,000) with the First National Bank of Louisville. Interest is payable on the average daily cash advance outstanding at 1-3/4% in excess of the New York prime rate. Under certain conditions, a termination charge of $500 per month is payable should the borrower terminate the loan agreement without giving appropriate notice. The note is secured by accounts receivable, inventories, certain machinery and equipment and the $250,000 personal guaranty of a stockholder.

NOTE 5--LONG-TERM DEBT:

                          Interest  Due    Monthly      May 31
                            Rate    Date   Payment    1992     1991
City of Richmond, Indiana
  Economic Development
   Revenue Bonds, Series D  (1) Jun.,1994 $7,372(2) $163,203 $235,133
Star Bank, NA, Richmond,
  Indiana (4)               (3) Oct.,1992  3,792(5)   20,838   68,716
                                                     184,041  303,849
Deduct: Current Maturities                            92,465  112,493

                                                    $ 91,576 $191,356

     (1) 75% of the base rate announced by Star Bank, NA, Richmond, Indiana, adjusted quarterly. Maximum interest may not exceed 30% per annum.
     (2)  Includes interest, adjusted quarterly.
     (3)  1% above bank's base rate, adjusted daily.
     (4) Secured by all machinery and equipment and personal guarantee of a stockholder.
     (5) Includes interest, adjusted annually with a balloon payment due at maturity.
PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Aggregate maturities of the above debt, payable during the year subsequent to May 31, 1993 are as follows:

     Fiscal year
       ending:
       1994                                                $91,576

In May, 1984, PROCOM and two of its stockholders borrowed $1,400,000 under the terms of an Economic Development Revenue Bond Issue to finance the acquisition of land, buildings and equipment.

Although PROCOM and its stockholders have jointly and severally guaranteed the payment of the entire bond issue, PROCOM's direct liability pertains specifically to Series D bonds in the amount of $163,203 and $235,133 at May 31, 1992 and 1991. Series A, B and C
bonds are the direct liability of two of the stockholders. The entire bond issue is secured by a first mortgage on real estate and a security interest in certain equipment. The real estate is owned by two of PROCOM's stockholders and is leased by PROCOM. Ownership of the equipment is divided among PROCOM and the same two stockholders.

The bonds are divided into four series as follows:

                        Current
                       Variable  Current
                       Interest  Monthly   Due           May 31

                         Rate    Payment   Date      1992      1991
Series

  A . . . . . . . . .   7.875%   $4,582   6-01-04  $427,738  $445,633
  B . . . . . . . . .   7.875     1,684   6-01-94    38,707    53,687
  C . . . . . . . . .   7.875     1,684   6-01-94    38,707    53,687
  D . . . . . . . . .   7.875     7,372   6-01-94   163,203   235,133
                                                   $668,355  $788,140


NOTE 6--RELATED PARTY TRANSACTIONS:

PROCOM had transactions with the following related parties:

PCI Manufacturing, Inc. (PCI) - 10% owned by Claude Cason, . (CC Jr.)
                                and 90% owned by Wilma Cason
C.C.E., Inc. - 50% owned by CC Jr. and 50% owned by Wilma Cason Injectech Corporation - 50% owned by CC Jr. and 50% owned by a third party
Aeroplus, Inc. - 50% owned by CC Jr. and 50% owned by a third party Georgco - 50% owned by CC Jr. and 50% owned by a third party
CC Jr. - owns 93.6% of PROCOM stock
Wilma Cason - owns 3.2% of PROCOM stock
Mrs. CC Jr. - owns 3.2% of PROCOM stock

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Effective July 1, 1991, Aeropro, Ltd. was merged into Injectech
Corporation with Injectech Corporation as the surviving corporation.

Injectech Corporation manufactures product from extruded plastic product (plastic sheet) produced by and purchased from PROCOM at prevailing market rates. Income and expense reported by PROCOM related to transactions with Injectech Corporation were:

                                                 1992       1991

Income:
  Sales                                     $1,113,174   $684,817
  Leases                                           246      2,525
  Interest income                               16,498     14,087
Inventory purchases                             36,528     36,612

Other related party expenses which have an effect on the operations of PROCOM are summarized below:
                                                 1992       1991

Building rent:
  CC Jr.                                       $58,765    $54,654
  Claude Cason, Sr. (CC Sr.)                    54,655     54,655
  C.C.E., Inc                                    1,652        ---
Equipment leases:
  PCI                                           53,493     53,493
  C.C.E., Inc.                                  33,557     11,240
  CC Jr.                                       127,074    127,074
  CC Sr.                                        24,000     24,000
Office space rent:
  C.C.E., Inc.                                  10,800     10,800
Auto lease:
  CC Jr.                                        21,282     23,265
  Mrs. CC Jr                                    11,766      3,972
Trailer rent--CC Jr.                             3,200      4,800
Tractor leasing--CC Jr.                         11,550     13,860
Van trailer--CC Jr.                              2,216      2,216
Aircraft lease--Aeroplus, Inc.                   9,780      9,780
Loan guarantee fees--CC Sr.                     12,000     12,000

Total rent expense for related parties was $434,138 and $393,809 for 1992 and 1991.

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


Included in the balance sheet are the following amounts applicable to the above mentioned related parties:


                                                        May 31
                                                      1992      1991

Accounts receivable--Injectech Corporation       $380,105  $138,464
Accounts receivable--Georgco                       28,463    26,116
Note receivable--Aeroplus, Inc.                       620     3,831
Lease deposits:
  CC Jr.                                           36,553    37,295
  Mrs. CC Jr.                                         331       331

PROCOM and its stockholders have jointly and severally guaranteed the payment of an installment obligation of PCI in the amount of $61,280 and $86,278 at May 31, 1992 and 1991. PCI's ability to meet its obligation is substantially dependent upon receipt of equipment lease income from PROCOM.


NOTE 7--OTHER LEASE COMMITMENTS

PROCOM leased certain delivery equipment under the terms of an operating lease which expires in June, 1994. Minimum annual lease payments of $50,623 and $49,155 for 1992 and 1991, were paid in addition to a mileage charge. Mileage charges were approximately $22,000 for 1992 and $18,500 for 1991. Total rent expense for other lease commitments was $72,498 and $68,089 for 1992 and 1991.

Future minimum lease commitments are as follows:

     Fiscal year
       Ending:                                       Amount

        1993                                         $48,493
        1994                                          48,493
        1995                                           4,041


NOTE 8--EMPLOYEE INSURANCE OBLIGATION

PROCOM has adopted a plan of self-insuring employee group medical insurance. Stop loss insurance policies in force limit PROCOM's annual liability generally at $25,000 per individual and at approximately $259,000 in the aggregate with a maximum life-time insurance coverage of $1,000,000 per individual. Benefits are charged to expense when paid. No provision has been made in these financial statements to recognize benefits, if any, to be paid in future periods.

PRODUCT COMPONENTS, INC.
Notes to Financial Statements


NOTE 9--RESEARCH AND DEVELOPMENT:

Promat, a new division of PROCOM, expended research and development costs of $150,334 in connection with development of a new product line during the year ended May 31, 1991. Promat is now operating, and its sales and expenses are included in the statement of operations for the year ended May 31, 1992.


NOTE 10--MAJOR CUSTOMERS:

One customer accounted for approximately $2,332,108 of sales during the year ended May 31, 1992.


NOTE 11--ACQUISITION OF ADDITIONAL OPERATING FACILITY:

On May 1, 1992, PROCOM acquired the accounts receivable and inventory of the Clare, Michigan facility of Durakon Industries, Inc. (Durakon). PROCOM acquired the accounts receivable by executing a promissory note in the principal amount of $224,491 with interest on the unpaid principal balance at 1/2% over the Manufacturers Bank, N.A. prime rate payable in ten monthly installments of $22,449 each beginning May 31, 1992.

C.C.E., Inc., a related party, acquired the real estate and equipment of Durakon's Clare, Michigan facility. PROCOM operates this facility and leases the real estate and equipment from C.C.E., Inc.

                     PRODUCT COMPONENTS, INC.
             CONDENSED UNAUDITED FINANCIAL STATEMENTS
        FOR THE SIX MONTHS ENDED NOVEMBER 30, 1993 AND 1992

                     PRODUCT COMPONENTS, INC.
                 CONDENSED STATEMENT OF OPERATIONS
               (Unaudited and Dollars in Thousands)


                                         Six Months Ended November 30

                                              1993          1992

Revenues                                    $18,027       $18,400

Cost of sales
  Cost of Sales                              16,016        16,077
  Selling and administrative                  2,129         1,387
  Depreciation and amortization                 263           163
                                             18,408        17,627

Operating earnings                             (381)          773

Interest                                        246           147

Earnings before income taxes                   (627)          626

Provision for income tax
  Federal                                         -            89
  State                                           -            32

Net earnings                                $  (627)      $   505


See notes to condensed financial statements.

                     PRODUCT COMPONENTS, INC.
                      CONDENSED BALANCE SHEET
         (Dollars in Thousands, Except Per Share Amounts)


                                             Nov. 30,    May 31,
                                              1993         1993
                                           (Unaudited)  (Audited)
                  ASSETS

Current assets
  Cashes                                    $     1      $     1
  Accounts and notes receivable, net          5,205        6,010
  Inventories                                 2,850        3,762
  Prepayments and other                         104           55

Total current assets                          8,160        9,828

Plant and equipment, net                      3,032        1,533

Other assets                                     94          207
                                            $11,286      $11,568

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current maturities of long-term debt           43           77
  Note payable, bank                          1,733          472
  Accounts payable                            3,956        5,946
  Accrued liabilities                         1,782          614
                                              7,514        7,109

Revolving Loan                                3,713        3,766
                                             11,227       10,875

Long-term debt, less current maturities           -            7
  Total liabilities                          11,227       10,882

Shareholders' equity
  Common stock $100 par value,
    100 shares authorized, 31 shares
    issued and outstanding                        3            3
  Contributed capital                             3            3
  Retained earnings                              53          680

                                                 59          686

                                            $11,286      $11,568


See notes to condensed financial statements.

PRODUCT COMPONENTS, INC.
                 CONDENSED STATEMENT OF CASH FLOWS
               (Unaudited and Dollars in Thousands)


                                        Six Months Ended November 30
                                              1993         1992

OPERATING ACTIVITIES:
  Net earnings (loss)                      $   (627)   $    505
  Adjustments to reconcile net earnings (loss)
    to net cash provided (used) by operating
    activities:
      Depreciation and amortization             263         163
      Changes in assets and liabilities         845      (1,767)
  Other, net                                      4        (122)
  Net cash provided (used) by operating
    activities                                  485      (1,221)

INVESTING ACTIVITIES:
  Purchases of property and equipment        (1,652)       (166)
    Net cash used by investing activities    (1,652)       (166)

FINANCING ACTIVITIES:
Net increase (decrease) in revolving loan       (53)      1,447
  Proceeds from short-term borrowings         1,400           -
  Reduction of other short-term debt           (173)        (39)
  Reduction of long-term debt                    (7)        (21)
  Net cash provided by financing
      activities                              1,167       1,387

INCREASE (DECREASE) IN CASH                       -           -

     CASH, BEGINNING OF YEAR                      1           1

     CASH, END OF YEAR                     $      1    $      1

SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                   $    242    $    138
  Cash paid for income taxes                      -          38

See notes to condensed financial statements.

PRODUCT COMPONENTS, INC.

              Notes to Condensed Financial Statements


NOTE 1--SUMMARY OF SIGNIFICANT
  ACCOUNTING POLICIES:


General:
The accompanying financial statements have been prepared on a condensed basis and, accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

The primary business activity of Product Components, Inc. (ProCom) is the development, marketing, sale and extrusion of sheet, roll stock and various products through the extrusion process from plastic polymer and proprietary reclaimed rubber products. ProCom manufactures this product from locations in Richmond and Elkhart, Indiana and in Clare, Michigan. Customers are located in various geographical areas of the United States while some new international markets are being developed and expected to grow.

Inventories:
Substantially all raw materials are valued at the lower of actual cost on the first-in, first-out (FIFO) method or market. Finished goods are valued at estimated costs which approximate the lower of cost, determined by the FIFO method, or market.

Property and Equipment:
PROCOM provides for depreciation on the historical cost basis. Expenditures for additions, improvements and replacements are added to the property and equipment accounts. Repairs and maintenance are charged to expense as incurred. Upon sale of equipment, the values are eliminated from the respective accounts and the resulting gain or loss is included in current income.

PROCOM provides for depreciation using the straight-line method for financial accounting purposes. Accelerated methods are used for income tax purposes.
PRODUCT COMPONENTS, INC.
Notes to Condensed Financial Statements
(Dollars in Thousands)


NOTE 2--INVENTORIES:

The inventories by classification are as follows:

                                           Nov.30,    May 31,
                                            1993       1993

Raw materials                              $2,547     $3,277
Work in process                                 -         61
Finished goods                                303        424

                                           $2,850     $3,762


NOTE 3--PROPERTY AND EQUIPMENT:

The property and equipment by classification is as follows:

                                           Nov.30,    May 31,
                                            1993       1993

Leasehold improvements                     $  301     $  219
Machinery and equipment                     5,099      3,465
Transportation equipment                       32         81
Office furniture and equipment                428        331
                                            5,860      4,096
  Deduct: Accumulated depreciation          2,828      2,563

                                           $3,032     $1,533


On June 24, 1993, ProCom acquired equipment for its manufacturing facility in Elkhart, Indiana at a cost of $1,400. ProCom obtained a six month note with an interest rate of 8% to finance the payment for this equipment.















                       SPARTECH CORPORATION
                  PRO FORMA FINANCIAL STATEMENTS

                       SPARTECH CORPORATION

                  PRO FORMA FINANCIAL INFORMATION




     On February 2, 1994, Spartech Corporation completed the acquisition of the net assets of Product Components, Inc.


     The following statements represent the unaudited Pro forma consolidated condensed balance sheet as of January 29, 1994 and the unaudited Pro forma consolidated condensed statement of operations for the fiscal year ended October 30, 1993 and for the thirteen weeks ended January 29, 1994. The Pro forma consolidated condensed balance sheet was prepared under the assumption that the acquisition occurred on January 29, 1994, while the Pro forma consolidated condensed statement of operations assume that the acquisition occurred at the beginning of each period presented.
                       SPARTECH CORPORATION
          PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                         JANUARY 29, 1994
  (Unaudited and dollars in thousands, except per share amounts)


                                      Spartech   PROCOM
                                    Corporation Acquisition Consolidated
                                   (Historical)   Amounts     Pro Forma
                     ASSETS

Current Assets
  Cash                                  $  1,487   $     1   $  1,488
  Accounts and notes receivable, net      30,914     3,137     34,051
  Inventories                             22,632       972     23,604
  Prepayments and other                    2,194         -      2,194

    Total current assets                  57,227     4,110     61,337

Plant and equipment, net                  39,288     5,000     44,288
Goodwill                                  18,365     3,160     21,525

Other assets                               1,506         4      1,510

                                        $116,386   $12,274   $128,660

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Current maturities of long-term debt  $  4,000   $     -   $  4,000
  Accounts payable                        21,938     3,937     25,875
  Accrued liabilities                      6,402     1,644      8,046

    Total current liabilities             32,340     5,581     37,921

    Senior long-term debt, less current
      maturities                          24,820     6,693     31,513

    9% Convertible subordinated
       debentures                         10,134         -     10,134

    Other liabilities                        675         -        675

    Total long-term liabilities           35,629     6,693     42,322

Shareholders' equity
  6% Cumulative convertible preferred stock,
     776,700 shares issued and outstanding
     ($50 per share liquidation value)       777         -        777
  Common stock, 8,326,296 shares issued    6,245         -      6,245
  Contributed capital                     73,926         -     73,926
  Retained deficit                       (30,566)        -    (30,566)
  Treasury stock, at cost, 325,499 shares
    in 1994 and 453,059 shares in 1993    (1,965)        -     (1,965)

   Total shareholders' equity            48,417          -     48,417

                                        $116,386   $12,274   $128,660


See accompanying notes to the unaudited pro forma consolidated condensed balance sheet.

                       SPARTECH CORPORATION
     PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
            FOR THE FISCAL YEAR ENDED OCTOBER 30, 1993
  (Unaudited and dollars in thousands, except per share amounts)

                         Spartech
                         Corporation PROCOM
                         (Hist-      (Hist-    Pro Forma   Consolidated
                         orical)     orical)   Adjustments   Pro Forma

Revenues                 $189,401    $36,599   $(13,226)      $212,774

Costs and expenses
  Costs of sales          158,561     32,275    (13,065)       177,771
  Selling and
    administrative         16,271      3,662     (1,607)        18,326
  Depreciation and
    amortization            4,000        386         64          4,450
                          178,832     36,323    (14,608)       200,547

Operating earnings         10,569        276      1,382         12,227

Interest                    3,350        394        100          3,844

Earnings before income
  taxes                     7,219       (118)     1,282          8,383
Provision for income taxes
  Federal                       -         90        (90)             -
  State                       503         23         67            593

Net earnings                6,716       (231)     1,305          7,790
Preferred stock
  accretion                (2,015)         -          -         (2,015)

Net earnings applicable to
  common shares          $  4,701    $  (231)  $  1,305       $  5,775

Net earnings per common share:
  Primary                $   0.54                             $   0.66

  Fully diluted          $   0.30                             $   0.34

Weighted average shares
 outstanding:
  Primary               9,163,000                            9,163,000

  Fully diluted        23,438,000                           23,438,000



See accompanying notes to the unaudited pro forma consolidated condensed statement of operations.

                       SPARTECH CORPORATION
     PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
           FOR THE THIRTEEN WEEKS ENDED JANUARY 29, 1994
  (Unaudited and dollars in thousands, except per share amounts)

                             Spartech
                             Corporation  PROCOM
                             (Hist-       (Hist-    Pro Forma   Consolidated
                             orical)      orical)   Adjustments   Pro Forma

Revenues                     $ 49,158     $6,778      $(1,396)     $ 54,540
Costs and expenses
  Cost of sales                41,222      6,217       (1,724)       45,715
  Selling and administrative    4,009        995         (355)        4,649
  Depreciation and
    amortization                  983         96           16         1,095
                               46,214      7,308       (2,063)       51,459

Operating earnings              2,944       (530)         667         3,081

Interest                          671        114            -           785

Earnings before income taxes    2,273       (644)         667         2,296
Provision for income taxes
  Federal                           -          -            -             -
  State                           170          -            -           170

Net earnings                    2,103       (644)         667         2,126
Preferred stock accretion        (518)         -            -          (518)

Net earnings applicable to
  common shares              $  1,585     $ (644)     $   667      $  1,608

Net earnings per common share:
  Primary                    $   0.17                              $   0.17

  Fully diluted              $   0.09                              $   0.09

Weighted average shares
 outstanding:
  Primary                   9,314,000                             9,314,000

  Fully diluted            23,589,000                            23,589,000



See accompanying notes to the unaudited pro forma consolidated condensed statement of operations.
                       SPARTECH CORPORATION
  NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                      (Dollars in Thousands)


Basis of Presentation

     Spartech Corporation's (the Company's) historical amounts shown for the consolidated condensed statement of operations for the fiscal year ended October 30, 1993 represent its audited results for that period. The Company's historical amounts shown for the consolidated condensed balance sheet as of January 29, 1994 and for the consolidated condensed statement of operations for the thirteen weeks ended January 29, 1994, represent its unaudited results for those periods. ProCom's historical amounts shown for the consolidated condensed statements of operations for the fiscal year ended October 30, 1993 and for the thirteen weeks ended January 29, 1994 represent its unaudited results for those periods.

     The acquired assets of ProCom have been recorded at their estimated fair market values or net realizable values with the excess purchase price over the fair market values and net realizable values recorded as goodwill. Spartech Corporation assumed ProCom's accounts payable and accrued liabilities incurred as of January 31, 1994. The purchase price for ProCom's net assets, exclusive of working capital purchased, totalled approximately $6,700, subject to post-closing adjustments. The purchase price was financed through the Company's amended credit arrangement with Chemical Bank and was recorded in the pro forma consolidated condensed balance sheet as senior long-term debt.

Elkhart Plant

     ProCom's operation located in Elkhart, Indiana was shut-down during December, 1993. As such, this plant was not included in the net assets purchased by the Company. Therefore, the sales and related costs and expenses generated by this operation were adjusted out of the results of the pro forma consolidated condensed statements of operations for the fiscal year ended October 30, 1993 and for the thirteen weeks ended January 29, 1994.

Rubber Products

     Sales and related costs and expenses of manufactured rubber products, produced by ProCom, were included in ProCom's historical amounts in the pro forma consolidated condensed statements of operations for the fiscal year ended October 30, 1993 and the thirteen weeks ended January 29, 1994. These amounts have also been adjusted out of the pro forma consolidated condensed statements of operations, since this product line was not included in the net assets purchased by the Company.

                       SPARTECH CORPORATION
  NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                      (Dollars in Thousands)


Selling and Administrative Expenses

     Prior to the acquisition, ProCom maintained a centralized corporate office designed to fully support its operations. Subsequent to acquisition, the Company merged or eliminated several of the office functions, thereby reducing salary and overhead expenses. In addition, the former owner resigned as of the acquisition date. The pro forma consolidated condensed statement of operations for the fiscal year ended October 30, 1993 and for the thirteen weeks ending January 29, 1994 reflect reductions in selling and administrative expenses related to these items of $350 and $90.

Depreciation and Amortization

     The pro forma consolidated condensed statement of operations for the fiscal year ended October 30, 1993 and for the thirteen weeks ended January 29, 1994 reflect an increase in depreciation resulting from the write-up of property, plant and equipment to its estimated fair market value. The statements also include additional amortization expense incurred from the Goodwill purchased with this acquisition. The increase in depreciation and amortization total approximately $64 and $16 for the fiscal year ended October 30, 1993 and for the thirteen weeks ended January 29, 1994, respectively.

Interest Expense

     The pro forma consolidated condensed statement of operations for the fiscal year ended October 30, 1993 reflects additional interest expense of $100 related to the debt incurred to finance the acquisition. However, no such adjustment was needed for the pro forma consolidated condensed statement of operations for the thirteen weeks ended January 29, 1994, since the Company's borrowing rates were approximately 1 1/2% lower during this period as compared to the rates incurred during fiscal year 1993.

Income Taxes

     No provision for Federal income taxes was recognized for the fiscal year ended October 30, 1993 and for the thirteen weeks ended January 29, 1994 due to the Company's existing operating loss carryforwards.